Exhibit 1
AMENDED AND RESTATED JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of NationsHealth, Inc., and further agree that this Amended and Restated Joint Filing Agreement be included as Exhibit 1 to Amendment No. 4.
     This Amended and Restated Joint Filing Agreement supercedes the Joint Filing Agreement entered into among RGGPLS Holding, Inc. (predecessor to RGGPLS, LLC) and certain of the other persons named below.
     In evidence thereof, the undersigned hereby execute this Amended and Restated Joint Filing Agreement as of December 15, 2005.

RGGPLS, LLC
By:	/s/ Glenn M. Parker
	Name:	Glenn M. Parker, M.D.
	Title:	Managing Member

/s/ Glenn M. Parker Glenn M. Parker, M.D.

/s/ Lewis P. Stone

Lewis P. Stone

/s/ Robert Gregg

Robert Gregg

RGGPLS HOLDING, INC. STOCK BONUS PLAN & TRUST BY: RGGPLS, LLC, trustee
By:	/s/ Glenn M. Parker
	Name:	Glenn M. Parker, M.D.
	Title:	Managing Member